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                                                                   EXHIBIT 10.66


                            MASTER SUPPLY CONTRACT
                                      FOR
                          RESALE OF OILS AND GREASES

THIS SUPPLY CONTRACT is made as of July 23, 1999 (the "Effective Date"), between MOBIL OIL CORPORATION ("Seller"), with offices at 3225 Gallows Road, Fairfax, Virginia and PETRO STOPPING CENTERS, L.P. ("Buyer"), with offices at 6080 Surety Drive, El Paso, Texas 79905 ("Supply Contract").

1.   Products; Quantities.
     --------------------

     (a) Seller agrees to sell and Buyer agrees to purchase, on the terms and conditions of this Supply Contract, Seller's lubricants for those Buyer operated Truckstops located at the addresses set forth on the "List of Locations" at Exhibit 1, attached to and made part of this
                                 ---------
          Supply Contract (the "Truckstop Locations"). As Buyer adds new Buyer Operated Truckstop Locations to its Truckstop chain (each, a "New Location"), Exhibit 1 will be modified to include them. "Buyer
                      ---------
          operated" locations includes locations operated by an affiliate of Buyer and branded Petro. For purposes herein "Seller's lubricants" shall be those set forth on Exhibit 2, as may be amended from time to time.

          Buyer agrees to purchase the Minimum Purchase Gallons of Seller's lubricants set forth below, as adjusted from time to time pursuant to paragraphs (b), (c) and (d) below:

          The 1998 Baseline Lubricant Volume is 1,100,000 gallons


                                                     Gallons per year of
          Calendar Year            Growth Factor       Mobil Lubricants
          ---------------------------------------------------------------
           1999                         8.01%             1,190,000
          --------------------------------------------------------------
           2000                         12.9%             1,344,000
          --------------------------------------------------------------
           2001                          3.8%             1,395,000
          --------------------------------------------------------------
           2002                          4.3%             1,455,000
          --------------------------------------------------------------
           2003                          4.1%             1,515,000
          --------------------------------------------------------------
           2004                          4.2%             1,580,000
          --------------------------------------------------------------
           2005                          3.7%             1,640,000
          --------------------------------------------------------------
           2006                          4.0%             1,705,000
          --------------------------------------------------------------
           2007                          4.0%             1,777,000
          --------------------------------------------------------------
           2008                          4.0%             1,848,000
          --------------------------------------------------------------
           2009                          4.0%             1,921,920
          --------------------------------------------------------------

          --------------------------------------------------------------

          If, however, the price to Buyer from Seller for any consecutive sixty
          (60) day period in a calendar year is equal to or greater than the higher of (i) the price of Shell Rotella T plus ten (10) cents a gallon and (ii) the price of Chevron Delo plus ten (10) cents a gallon, the growth factor for the following calendar year(s) shall be eliminated until such time as Sellers price to Buyer is less than or equal to the higher of the above-described Shell and Chevron prices plus ten (10) cents, at which time the growth factor for the remaining calendar years will be resumed.

          For years 1999 and 2009, the Minimum Purchase Gallons shall be pro-rated, based on the actual number of days of the Initial Term (as defined below) that fall within that calendar year.

          For purposes of this Supply Contract, 8 pounds of grease equals 1 gallon of conventional oil and 1 gallon of synthetic oil equals 4 gallons of conventional oil. As used in this Supply Contract, the terms "Seller's product" and "Seller's lubricants" are used interchangeably.

     (b)  The volumes referenced above shall be adjusted calculated as follows:

          Prior Year Adjusted Base Volume (as calculated below) (for 1999, the prior year adjusted volume will be 1,100,000 gallons)

          plus: 30,000 gallons for each New Location that had opened in the previous calendar year equals:  Base Volume

          times:   Annual Growth Factor (noted above)

          equals:  Adjusted Base Volume

          less: Permanent Adjustments (as defined below) less: Temporary Adjustments (as defined below)

          equals:  MINIMUM PURCHASE GALLONS

     (c) A list of Seller's lubricants that may be purchased by Buyer is set forth on Exhibit 2, attached to and made part of this Supply Contract.
                   ---------
          Seller's lubricants, grades, trademarks, and packaging shall be those marketed and used by Seller at times of deliveries for similar buyers in Buyer's area, all as determined by Seller. Seller may change the grade, specifications, characteristics, delivery package, brand name, or other distinctive

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          designation of any of Seller's product and such products as so changed shall remain subject to this Supply Contract. Buyer may purchase any combination of lubricants listed on Exhibit 2 in order to comply with
                                              ---------
          the purchase obligations set forth above. If Seller deletes without replacing a product listed on Exhibit 2, Buyer's purchase obligations shall be adjusted pursuant to Section (c)below.

          (d) A "Permanent Adjustment" or a "Temporary Adjustment" is a reduction in the Minimum Purchase Gallons due to one or more of the events listed below.

               Permanent Adjustment: Upon the occurrence of any of the following
               --------------------
               events, the Minimum Purchase Gallons shall be permanently reduced by the Effected Volume (as defined below): (i) if a decision is made by the Board of Directors of Petro Stopping Centers, L.P. to divest a Truckstop Location; (ii) as a result of an action of eminent domain, a Truckstop Location's operations must be permanently shut down; or (iii) Mobil discontinues, without replacing with a comparable product, any Product listed on
               Exhibit 2 (a "Product Discontinuation").
               ---------

               Temporary Adjustment: Upon the occurrence of any of the following
               --------------------
               events, the Minimum Purchase Gallons shall be temporarily reduced by the Effected Volume: (i) Mobil's inability to supply product at a Truckstop location for a period greater than 30 days; or
               (ii) because of a Force Majeure Condition (as defined in Section 10 below), Petro is unable to operate the Truckstop facility for a period of greater than twenty-four (24) hours. Petro shall advise Mobil of any said outages in a timely fashion in order to establish a Temporary Adjustment.

               Effected Volume: The "Effected Volume" will be calculated as
               ---------------
               30,000 gallons (plus the cumulative volume growth using the growth factors applied pursuant to Section 1(a) up to the date of the Permanent Adjustment) for each Truckstop Location affected by one or more of the above-described events, prorated over the period of time that the event is in effect for that Truckstop Location, except that if the only such event for a Truckstop Location is a Product Discontinuation, then the Effected Volume will equal the average annual volume of that product that Buyer purchased from Seller during the three (3) years preceding such Product Discontinuation, prorated over the period of time that the Product is Discontinued.

2.   Marketing Obligations.  During the term of this Supply Contract, Buyer
     ---------------------
     agrees:

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

     (i) to offer Mobil Delvac 1300 Super at all Truckstop Locations operated by Buyer;

     (ii) not to allow any advertising or promotional materials of competitive brands of engine oil outside or inside any of its facilities, including the fuel islands. However, Buyer may display non-promotional signs (that is, purely informational, stating the pricing of products or services) for competitive brands of engine oil inside the lube bays and Buyer may display advertising materials of a competitor that purchases advertising space through Motor Media or a similar 3rd party advertising company;

     (iii) to ensure that 50% of shelf space in the Truckstop Locations dedicated to commercial engine oils, heavy duty motor oils only
           (CEO), will be used for the display of Mobil Delvac engine oils;

     (iv) to discontinue (subject to and in accordance with Buyer's current contractual obligations) the sale of private label lubes at Buyer's Truckstop Locations to the extent that replacement of Buyer's private label products with Seller's brand oils and greases is economically attractive for Buyer under commercial terms to be mutually acceptable to Buyer and Seller; and

     (v) to use its commercially reasonable efforts to ensure that it increases its sales of Seller's lubricants. These efforts will include but not be limited to the following:

           a. Buyer shall display an internally illuminated Mobil Delvac sign, provided at Seller's sole cost (dimensions of no less than 4' x 6', local permitting withstanding) on the most visible side of the garage (a metal sign - dimensions to be determined - will be used at those locations that cannot accommodate an internally illuminated sign) and (local permit withstanding) two Mobil Delvac exterior snaplock signs between the lube bay entrance doors promoting Delvac products, programs and/or promotions. Buyer shall not display any competitive product signage on the exterior of any Truckstop Location.

           b. Buyer shall display at least two (2) Mobil Delvac snaplock signs (or other Mobil product data signs) and one (1) bay banner, provided at Seller's sole cost, inside the garage of each Truckstop Location.

           c. Buyer shall display a Mobil Delvac snaplock sign, counter mats, counter top display, applicable promotional floor displays, and Delvac Accutrack signage, provided at Seller's sole cost, inside the

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               garage waiting area of each Truckstop Location. Buyer shall not display any competitive product signage on the inside of any Truckstop Location garage waiting area.

          d. Buyer shall participate in the Mobil Delvac Accutrack Oil Analysis Program and carry the related kits and display signage, POP materials and program details at all lube bay locations at each Truckstop Location, all of which (excluding the kits) will be provided at Seller's sole cost.

          e. Buyer shall participate in the Mobil Delvac Extended Life Oil Filter Program and carry the related filters and display the related signage, POP materials and program details at all lube bay locations at each Truckstop Location, all of which (excluding the filters) will be provided at Seller's sole cost.

          f. Subject to existing uniform supply company agreements, Buyer shall ensure that all service writers wear Mobil Delvac patches, provided at Seller's sole cost, on their shirts/jackets and all garage personnel wear Mobil Delvac hats, provided at Seller's sole cost.

          g. Buyer shall participate in all promotions offered by Seller where commercially reasonable and shall not display promotions of competitive oil suppliers.

          h. Buyer shall not participate in any service writer or garage personnel incentive programs offered by competitive oil suppliers for so long as Seller offers these programs in the same calendar year and provides Buyer with the program and promotion plan prior to the beginning of the calendar year in which the program is offered.

          i. Buyer shall use commercially reasonable efforts to encourage existing and future franchisees to purchase, promote and sell Seller's lubricants as set forth herein.

     Buyer and Seller agree to actively promote Mobil Delvac 1300 Super and other of Seller's lubricants during the term of this Supply Contract, including participation in jointly developed and national CEO promotions. If Buyer's lubricant sales decrease substantially (defined as a 5% decrease in sales of competitive lubricants during a promotional period from the prior 90 day non-promotional period) for a sustained period of time (more than 90 days) because of the limitation on Buyer's ability to advertise or promote competitive brands of engine oil, Seller agrees to meet with Buyer to discuss this limitation on advertising and promotions of competitive brands of engine oils and to negotiate in good faith modifications to this provision or additional actions to be taken. For purposes of this paragraph, promotions of competitive brands of engine oils include giveaways, rebates, coupons and the like.

3.   Term. The term of this Supply Contract is for an initial term of ten (10)
     -----
     years, beginning on the Effective Date and ending on tenth anniversary of the Effective Date (the "Initial Term"). In addition, Seller may, at its option, extend the term of this Supply Contract for an additional period of five (5) years (the "Extended Term"). The Minimum Purchase Gallons for each calendar year of the Extended Term shall be equal to the Minimum Purchase Gallons for year 2009 as calculated in Section 1.(b). For years 2009 and 2014, the Minimum Purchase Gallons shall be prorated, based on the actual number of days of the Extended Term that fall within that calendar year. Upon the exercise of this option, said extension shall be for the same consideration and under the same terms and conditions as herein provided, and no new agreement need be entered into. Seller may exercise this option with or without exercising its option to extend that certain PMPA Motor Fuels Franchise Agreement of even date herewith. Seller may exercise its right to extend the term of this Supply Contract by giving Buyer written notice of such election not less than 180 days prior to the expiration of the Initial Term. In the event Seller elects to so extend the term of this Supply Contract, Buyer shall have the right to cancel this Supply Contract at the end of the Initial Term by giving Seller written notice of such election not less than sixty (60) days prior to expiration of the Initial Term and paying to Seller on the last day of the Initial Term a termination fee calculated as follows (the "Termination Fee"): The present value of the anticipated income stream from the Minimum Purchase Gallons that would have been required for the five years of the Extended Term at One Dollar ($1.00) per gallon, discounted at 12%, based on a five (5) year stream received in arrears. For purposes of calculating the Termination Fee, the Annual Prospective Gallons equals the Minimum Purchase Gallons for year 2009 as calculated in Section 1.(b).

4.   Prices, Terms; Deliveries
     -------------------------

     (a)  Prices.  Initial prices of Seller's products are set forth on Exhibit
          -------                                                       -------
          2.  Prices are prior to taxes.
          -

     (b)  Terms of Payment.  Net 15 prox (15th day of the month following the
          -----------------
          month in which delivery is made) or Net 30 days from the day of delivery. Cash discounts, if any, are not applicable to taxes, freight charges, or container charges. Seller shall forward invoices for Seller's products purchased by individual Truckstop Locations to Buyer for payment within 30 days.

     (c)  Deliveries.  Deliveries of Seller's lubricants shall be made by
          -----------
          Seller's authorized distributors, selected by Seller in its sole discretion, and shall be promptly received by Buyer. Minimum order quantity for tank truck delivery of Seller's products is 6,000 gallons; minimum order quantity for packaged Seller's lubricants (drums and pails) is 110 gallons; minimum order quantity for tankwagon delivery is 250 gallons. Deliveries made below minimums are subject to a small order premium. Buyer will dedicate bulk storage facilities to accommodate 6,000 gallon tank loads of Mobil Delvac 1300 Super.

          Title to, and all risk of loss of or damage to, any of Seller's products shipped to Buyer passes to Buyer at the delivery point. Seller's products are received by Buyer when delivered to Buyer at the delivery point specified by the ordering Truckstop Location.

          If Buyer defaults in the payment of any indebtedness to Seller, in addition to any other rights it may have, Seller may immediately change the terms of payment and may suspend deliveries of all of Seller's products and apply any funds that Buyer may have on deposit in Seller's custody to the payment of the indebtedness.

     (d)  Price Adjustment. Seller may adjust the price or terms of payment for
          -----------------
          Seller's products at any time by giving Buyer at least thirty (30) days written notice. However, Seller agrees that it will not increase the price of any product during the first year of this Supply Contract unless, and to the extent, that Seller's costs of additives, transportation, base oils, crude, and/or packaging components increase ("Cost Increases"). After the first year of this Supply Contract, price increases, if any, shall be reasonably consistent with prices charged by nationally recognized competitors, provided that Seller shall always have the right to increase prices to cover any Cost Increases. In no event, however, shall the price to Buyer be greater than that charged by Seller to other customers in similar classes of trade.

5.   Taxes. The amount of any present or future governmental tax, fee, duty or
     -----
     other imposition (not included in the price or otherwise paid by Buyer) on or measured by: (a) this Supply Contract; (b) Seller's products or constituent materials covered by this Supply Contract; or (c) the manufacture, sale, use, transportation or handling of Seller's products or materials shall be paid by Buyer to Seller, unless Buyer is required by law to make payments directly to the governmental taxing unit. Any and all exemptions from taxes claimed by Buyer must be set forth on Exhibit 1.
                                                                 ---------

6.   Trademarks; Trade Dress; Brand Names; Advertising.  Buyer shall use
     --------------------------------------------------
     Seller's trademarks, trade dress, and brand names (as the same may be modified by Seller from time-to-time, in its sole discretion, "Trademarks") to identify and advertise Seller's products. The Trademarks shall not be used for any other purposes or in any manner that may confuse or deceive the public.

     Buyer shall not mix any other products with Seller's lubricants or adulterate them in any way, and shall not use the Trademarks in connection with the storage, handling, dispensing, or sale of any adulterated, mixed or substituted Seller's lubricants. Seller may take samples from Buyer's tanks to ensure product integrity.

     All advertising, including color schemes, of Seller's products are subject to Seller's approval. Any violation of the provisions of this Section 6 gives Seller the right to immediately terminate this Supply Contract. On any termination of this Supply Contract, Buyer shall immediately discontinue: (a) referring to Seller, (b) using Seller's color schemes, Trademarks and slogan, (c) advertising Seller's products, (d) return to Seller, at no cost to Seller, all signs, advertising and promotional material in Buyer's possession, and (e) repay all amounts owing to Seller in accordance with this Supply Contract.

     Buyer acknowledges that injunctive relief is an adequate remedy for Buyer's violation of this Section 6. Buyer agrees to pay Seller's reasonable attorney fees if Seller institutes legal action to enforce any provisions of this Section 6 and prevails in such legal action.

7.   Containers.  All containers on which Seller charges a deposit ($20.00
     ----------
     deposit on drums) remain Seller's property, must be used only for the original contents, and must be returned when empty to Seller's shipping point, freight collect. If Seller maintains a regular pick-up service in Buyer's area, Seller may collect containers on notice from Buyer. For purposes of this Section 7, empty means does not contain: solids, trash, unpourable liquid exceeding 1 inch or any pourable liquid.

     Deposit charges are payable without discount when payments for the contents are due. Deposit charges are refundable if the containers are returned in their delivered condition, less ordinary wear, within ninety (90) days after delivery. If containers are not returned, Seller may retain the deposit charges in settlement for the containers and expenses.

8.   Product Quality Control.  Buyer has a duty to protect the quality of
     -----------------------
     Seller's products delivered to it by Seller or Seller's authorized distributors. Seller represents that the Mobil lubricants that it supplies under this Supply Contract: 1) meet applicable API standards and 2) will meet future applicable API standards.

9.   Claims; Release. Seller has no liability for any defect in quality, or
     ---------------
     shortage in quantity, of any of Seller's products delivered unless Buyer gives Seller or Seller's authorized distributor notice of Buyer's claim within: (a) two (2) days after delivery for shortages in quantity of Seller's products, or (b) within four (4) days after delivery for quality deficiencies, and further provides Seller with a reasonable opportunity to inspect Seller's products and take test samples.

     Any other claim by Buyer of any kind, based on or arising out of this Supply Contract or otherwise, is waived and barred unless Seller is given written notice within one hundred eighty (180) days after the event, action, or inaction to which the claim relates. Further, any claim is waived by Buyer and barred unless asserted by the commencement of an action within twelve (12) months after the event, action, or inaction to which the claim relates. Seller is not liable for prospective profits or special, indirect, or consequential damage.

10.  Contingencies.
     --------------

     (a) Seller shall not be liable for loss, damage, or demurrage due to any delay or failure to perform:

          (i) because of compliance with any action, order, direction, request, or control of any governmental authority; or

          (ii) as a result of any disruption in the production, manufacture, storage, transportation, distribution, or delivery of Seller's lubricants, or the unavailability or inadequacy of supply of Seller's lubricants, because of wars, hostilities, public disorders, acts of enemies, sabotage, strikes, lockouts, labor or employment difficulties, fires, floods, acts of God, accidents or breakdowns, plant shutdowns for repairs, maintenance or inspection, weather conditions, or for any other cause that is beyond the reasonable control of the obligated party when acting in good faith and in the ordinary course of business, whether or not similar to any of the foregoing (each, a "Force Majeure Condition").

          Seller is not required to remove any cause or replace the affected source of supply or facility if it involves additional expense or a material departure from normal practices.

          If, for any cause, there is, or Seller believes in its reasonable opinion there may be, a shortage of supplies, for whatever reason, so that Seller is or may be unable to meet the demands of all of its customers of all kinds, Seller may allocate to and among its customers in each class of trade quantities of Seller's products as Seller determines in the exercise of its ordinary business judgment it has available for distribution to that class of trade from any given terminal or point of supply, provided that Seller's plan of allocation shall not unreasonably discriminate between Buyer and Seller's other customers in that class of trade.

          Seller shall not be required to make up any deliveries or quantities omitted under the provisions of this Section 10, including but not limited to, deliveries or quantities omitted pursuant to Seller's right to allocate Seller's products among its customers, nor shall Seller be liable for any damages or losses in connection with omitted deliveries or quantities.

          In all instances when a decision or determination of Seller is referred to in this Section 10, the decision or determination shall be made in Seller's sole and absolute discretion acting in the ordinary course of business.

     (b) Buyer shall not be liable for loss, damage or demurrage due to any delay or failure to perform as a result of any Force Majeure Condition, provided that in no event will an inability to pay amounts due be deemed a result of a Force Majeure Condition.

11.  Indemnity.
     ---------

     (a) Buyer shall defend and indemnify Seller, and its agents, servants, employees, successors, and assigns from:

          (i) any fines, penalties, charges, or expenses, for violations of any law, ordinance or regulation, caused by any act or omission, whether negligent or otherwise, of Buyer or its agents, servants, employees, or others under it; and

          (ii) any claims, losses, liability, suits, liens and expenses for death, personal injury, property damage, or any other injury or claim arising out of the use, occupancy, operation, services offered by, or maintenance of Buyer's Truckstop Locations (including adjacent sidewalks, drives, and curbs), lubrication equipment, or Buyer's other businesses or any of its operators, lessees, agents, contractors, employees, customers, or others under it.

     (b) Seller shall defend and indemnify Buyer, and its agents, servants, employees, successors, and assigns from:

          (i) any fines, penalties, charges or expenses, for violations of any law, ordinance or regulations caused by any act or omission, whether negligent or otherwise, of Seller or its agents, servants, employees or others under it; and

          (ii) any claims, losses, liability, suits, liens and expenses for death, personal injury, property damage, or any other injury or claim arising out of Seller's, or its agents', contractors', employees' or others' under it, performance under or nonperformance of this Supply Contract.

     (c) The provisions of Sections 9 and 11 survive any termination or nonrenewal of this Supply Contract, however arising.

12.  Permits. Buyer must obtain all required permits and licenses in
     -------
     connection with its operation of the Truckstop Locations and must comply in all material respects with all applicable governmental laws and regulations.

13.  Seller's Right to Terminate; Default; Payments Due on Termination.
     -----------------------------------------------------------------

     (a) If Buyer is in default under this Supply Contract, or under any other agreement between the parties: (i) Seller may suspend deliveries (to the Truckstop Location in default) during the default; (ii) Seller shall provide notice of default to Buyer and Buyer shall have thirty
          (30) days to cure such default; thereafter, if the default continues, Seller may terminate this Supply Contract with respect to the Truckstop Location in default and the payment provisions in Section 13(c) shall apply.

     (b) Upon providing written notice to Buyer, Seller may immediately terminate this Supply Contract (with respect to one or more Truckstop Locations) upon the occurrence of one or more of the following events:

          (i) Buyer or any affiliate of Buyer fails to comply with the provisions of Section 6 of this Supply Contract;

          (ii) Buyer does not meet its purchase obligations as set forth in this Supply Contract;

          (iii) without Seller's prior written consent, more than 30% of the voting shares or other form of ownership and control of Buyer is sold or transferred to a party that Seller considers to be a direct competitor;

          (iv) Buyer becomes insolvent; an insolvency, receivership or bankruptcy proceeding is commenced by or against Buyer; or Buyer makes an assignment for the benefit of creditors; or

          (v) Buyer attempts to assign or otherwise transfer its interest in this

                Supply Contract in contravention of the terms of Section 22.

     (c) On or prior to the effective date of any termination (partial or whole) of this Supply Contract, funds owed by Buyer to Seller with respect to the affected Truckstop Location(s), including: (i) amounts owing Seller for Buyer's purchases of Seller's products, and (ii) any other amounts outstanding shall become immediately due and payable to Seller.

14.  Buyer's Right to Terminate. If Seller defaults under this Supply Contract,
     --------------------------
     Buyer shall provide written notice to Seller and Seller shall have thirty
     (30) days to cure such default; thereafter, if the default continues, Buyer may terminate this Supply Contract upon providing thirty (30) days written notice to Seller.

15.  Damages.
     -------

     (a) Buyer acknowledges that Seller is relying on sales to Buyer of the Minimum Purchase Gallons set forth in this Supply Contract. If, prior to the expiration or earlier termination of this Supply Contract, there is a change in the ownership of Seller or of Petro Stopping Centers Holdings, L.P. such that the persons (including entities) that are partners as of the Effective Date of either of those entities cease to own a majority of the equity interests of Seller or Petro Stopping Centers Holdings, L.P., respectively (a "Change in Ownership"), the following liquidated damages shall apply. If, subsequent to a Change in Ownership, a Material Default occurs under
          Section 2 of this Supply Contract, Seller shall give Buyer written notice of such Material Default and thirty (30) days to cure such Material Default; provided however, that if the Material Default occurs within the first ninety (90) days after the date of the Change in Ownership, the 30-day cure period shall not commence until the 90th day following the date of the Change in Ownership. If Buyer fails to cure all defaults under Section 2 by the end of such 30-day cure period, Seller may terminate this Supply Contract, and Buyer shall pay Seller as liquidated damages $1.00 per gallon, multiplied by the amount by which the Total Minimum Purchase Gallons exceeds the number of gallons of Mobil lubricants actually purchased by Buyer prior to the termination of this Supply Contract.

     (b)  For purposes of this Section 15:

          (i) "Total Minimum Purchase Gallons" means: (A) at any time prior to Seller's exercise of its right to extend the term of this Supply Contract (or if Seller has exercised that right but Buyer has exercised its cancellation rights under Section 3 of this Supply Contract): 17,370,920 gallons plus any gallon requirements added for New Locations and less any Permanent Adjustments pursuant to
                Section 1; and (B) at any time after Seller's exercise of its right to extend the term of this Supply Contract (and Buyer has not exercised its cancellation rights under Section 3):
                26,980,520 gallons plus any gallon requirements added for New Locations and less any Permanent Adjustments pursuant to Section 1.

          (ii) A Change in Ownership shall be determined by including all ownership changes from the Effective Date of this Supply Contract on a cumulative basis, and a change in ownership shall include any change in the power to vote the ownership interests and shall include any veto power.

          (iii) "Material Default" means Buyer's failure to comply with any one or more of the requirements under Section 2 of this Supply Contract, whether such failure is one of commission or omission, on five (5) or more occasions during any twelve (12) month period. Each day that such failure occurs shall be considered a new and separate failure.

     (c) The damages here liquidated are confined to losses resulting from a Material Default subsequent to a Change in Ownership as described in this Section 15, and shall not affect any other rights or remedies that Seller may have under this Supply Contract (including without limitation Seller's damages for any other breach of this Supply Contract, Seller's rights to payment for products purchased or Seller's rights and remedies under Section 13) or under applicable law. If Buyer defaults in the payment of any amounts due pursuant to this Section 15, or if Seller brings any action for breach of this Supply Contract and is awarded any amount as a result, Buyer shall pay all costs and reasonable attorneys' fees associated with collection of such amounts.

16.  Representations and Assurances. Seller is entering into this Supply
     ------------------------------
     Contract in reliance on Buyer's qualifications and representation to Seller of its desire to operate the Truckstop Locations selling Seller's lubricants. Buyer acknowledges that its conduct impacts Seller's products, Trademarks, and other Seller's retailers, distributors, and dealers; therefore, Buyer agrees to conduct its business in a manner that maintains and enhances public acceptance of Seller's lubricants, Trademarks, and Seller's retailers, distributors, and dealers.

     At all times, Buyer shall keep visible and legible Seller's logos, signs and Trademarks used in connection with the sale of Seller's lubricants inside of Buyer's Truckstop Locations.

17.  Relation of Seller and Buyer. Buyer and Seller are independent
     ----------------------------
     businesses, and nothing in this Supply Contract creates any right in Seller or Buyer to exercise any control over, or to direct in any respect, the conduct or management of the other party's business, subject only to each party's performance of their respective obligations set forth in this Supply Contract. Neither Buyer nor any person performing work at the Truckstop Locations for, or on behalf of, Buyer shall be considered as an employee or agent of Seller.

18.  Notices. All notices under this Supply Contract, except those under
     -------
     Section 6, must be in writing and delivered personally or sent by certified mail to the address set forth below unless changed by notice. Notice by mail is effective three (3) days from the postmark date.

     Address for Seller:      Mobil Oil Corporation
                              3225 Gallows Road
                              Fairfax, Virginia 22037
                              Attn: Commercial Engine Oil Marketing Manager

     With a copy to:          Mobil Oil Corporation
                              Customer Support Center
                              40 Liberty Boulevard
                              Malvern, PA 19355

     Address for Buyer:       Petro Stopping Centers, L.P.
                              6080 Surety Drive
                              El Paso, Texas 79905
                              Attn:  General Counsel and
                              Attn:  Sr. V. P. - Operations


19.  Severability. If any provision or any portion of this Supply Contract or
     ------------
     the application of it to any person or circumstance is finally determined by a court of competent jurisdiction to be invalid or unenforceable, the invalidity or unenforceability shall not affect the other provisions of this Supply Contract.

20.  Entire Agreement. This instrument (including the documents referred to
     ----------------
     in this instrument and documents incorporated herein) contains the entire agreement covering the subject matter, and supersedes any prior discussions between the parties relating to the subject matter of this Supply Contract. THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS OR WARRANTIES AFFECTING THIS SUPPLY CONTRACT WHICH ARE NOT FULLY SET FORTH IN THIS SUPPLY CONTRACT.

21.  Number of Truckstop Locations. Buyer and Seller acknowledge that the
     -----------------------------
     number of Truckstop Locations may change during the term of this Supply Contract requiring additions or deletions to the number and location of Truckstop Locations serviced by particular Seller's distributors and time for Seller to prepare the necessary administrative connections so that deleted or added Truckstop Locations are properly serviced. Buyer agrees to provide timely notification of such events to Seller, enabling Seller to accommodate such changes.

22.  Miscellaneous. Any attempt to assign this Supply Contract by Buyer without
     -------------
     obtaining Seller's prior written consent is void and constitutes a default of this Supply Contract. The paragraph headings of this Supply Contract are for convenience only and do not limit, amplify, or otherwise affect its terms and conditions. Seller's right to require strict performance shall not be affected by any previous waiver or course of dealing. Modifications to this Supply Contract must be in writing and signed by an authorized representative of each party.

23.  Governing Law. This Supply Contract shall be construed and enforced in
     -------------
     accordance with the laws of Delaware, without regard to its principles of conflicts of laws. Where federal jurisdiction exists over any action, suit or proceeding arising out of this Supply Contract, the parties designate the United States District Court for the District of Delaware for the exclusive resolution of that dispute, and submit to the jurisdiction of that court. If federal jurisdiction does not exist over that dispute, the parties designate the Delaware State Courts for the exclusive resolution of that dispute and submit to the jurisdiction of that court.

     EXECUTED as of the date first above written.

WITNESSES:                          MOBIL OIL CORPORATION


______________________               /s/ KEVIN T. WEIR
                                    --------------------------------
                                    By:  Kevin T. Weir
                                       -----------------------------
                                    Its: Distillate Business Manager
                                        ----------------------------

WITNESSES:                               PETRO STOPPING CENTERS, L.P.



______________________                    /s/ JAMES A. CARDWELL, SR.
                                         -----------------------------
                                         By:  James A. Cardwell, Sr.
                                            --------------------------
                                         Its: President
                                             -------------------------

                                   Exhibit 1
                               List of Locations

El Paso, Texas
Weatherford, Texas
Beaumont, Texas
San Antonio, Texas
Eloy/Casa Grande, Arizona
Corning, California
Amarillo, Texas
Shreveport, Louisiana
Hammond, Louisiana
West Memphis, Arkansas
Milan, New Mexico
Knoxville, Tennessee
Kingman, Arizona
Oklahoma City, Oklahoma
Perrysburg/Toledo, Ohio
Kingdom City, Missouri
Bucksville, Alabama
Girard/Youngstown, Ohio
Effingham, Illinois
Atlanta, Georgia
Laramie, Wyoming
Medford, Oregon
Ocala, Florida
Vinton, Texas
Kingston Springs, Tennessee
Shorter, Alabama

North Baltimore, Ohio
North Little Rock, Arkansas
Wheeler Ridge, California/1/



/1/Operated by Petro Travel Plaza LLC, an affiliate of Buyer.

                                   Exhibit 2
                          Products and Initial Prices


                                                                         5/10/99
PETRO P.S.C.

MAT'L-DESC.                                                              SCALE           PRICE/$$       UNIT
986139 - LUBE HD 85W-140,2500LB.                                                           0.5500      LB
988738 - DELVAC 1300 SUP 15W-40,BULK.                       From.......        1-999       3.0900      NG
                                                                           1000-5999       3.0400      NG
                                                                                6000       2.9400      NG
98064P - LUBE SHC 75W-90,375LB.                                                            1.6000      LB
98070P - MOBIL 1 SYN GREASE,10X12 OZ.                                                      2.6750      EA
98078D - LUBE HD 85W-140,120LB.                                                            0.6750      LB
98087D - MOBIL 1 FORMULA 15W-50,6X1QT                                                     14.8500      NG
98095J - MOBIL 1 SYNTHETIC ATF,6X1QT.                                                     14.2600      NG
98120D - DELVAC 1300 SUP 15W-40,55GA.                                                      3.4600      NG
98154P - TRANS SHC 50,105LB.                                                               1.7300      LB
98177Q - MOBIL 1 SYNTHETIC GREASE,10X                                                      2.6750      EA
98220D - MOTOR OIL 10W-30,55GA.                                                            4.1900      NG
98242A - DELVAC 1,4X1GA.                                                                  13.4800      NG
98264P - LUBE SHC 80W-140,375LB.                                                           1.6000      LB
98301P - GREASE HTM,3000LB.                                                                0.5060      LB
98399N - MOBIL 1 FORMULA 5W-30,6X1QT.                                                     14.8500      NG
98447N - LUBE HD 85W-140,12X1QT.                                                           0.8067      LB
98456D - DELVAC 1300 SUP 15W-40,4X1GA                                                      4.6200      NG
98456N - LUBE HD 80W-90,12X1QT.                                                            0.8067      LB
98499E - MOTOR OIL 5W-30,12X1QT.                                                           3.9800      NG
98512D - DELVAC 1230,4X1GA.                                                                4.3400      NG
98544G - MOBIL 1 FORMULA 10W-30,6X1QT                                                     14.8500      NG
98601P - LUBE SHC 75W-90,105LB.                                                            1.6800      LB
98639N - TRANS HD 50,16GA.                                                                 4.2800      NG
98685P - TRANS SHC 50,375LB.                                                               1.6500      LB
98754J - GREASE HTS,400LB.                                                                 0.7325      LB
98761P - LUBE SHC 80W-140,105LB.                                                           1.6800      LB
98795D - GREASE HP,60X14.5OZ.                                                              0.8635      EA
98898D - LUBE SHC 80W-140,38LB.                                                            1.7750      LB
98927D - DELVAC 1240,4X1GA.                                                                4.3400      NG
98E038 - GREASE HP,400LB.                                                                  0.7250      LB
98E092 - LUBE HD 80W-90,400LB.                                                             0.5950      LB
98E143 - MOTOR OIL 10W-30,12X1QT.                                                          3.9800      NG
98E220 - MOTOR OIL 20W-50,12X1QT.                                                          4.8100      NG
98E300 - LUBE HD 85W-140,400LB.                                                            0.5950      LB
98E322 - MOBIL 1 FORMULA 15W-50,55GA.                                                     14.1300      NG
98E325 - DELVAC 1,55GA.                                                                   12.8800      NG
98E340 - MOTOR OIL 10W-40,12X1QT.                                                          3.9800      NG
98E345 - MULTIPURPOSE ATF,12X1QT.                                                          3.8000      NG
98E467 - HEAVY DUTY 30,12X1QT.                                                             4.1100      NG
98E880 - LUBE HD 85W-140,BULK.                                                             0.5150      LB
98E967 - DELVAC 1300 SUP 15W-40,12X1Q                                                      4.7100      NG
98K378 - GREASE HP,10X14 OZ.                                                               0.8635      EA
98K791 - TRANS HD 50,55GA.                                                                 3.8900      NG
98W573 - MOBIL 1 SYN GEAR LUBE,12X1QT                                                      2.1750      LB